AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement ("Amendment") is made this 1st day of November, 2020, between iQSTEL, Inc., a Nevada corporation, (the "Company") and Alvaro Quintana Cardona ("Employee").

WHEREAS, the Company and Employee previously entered into an Employment Agreement on May 2, 2019 (the "Employment Agreement");

WHEREAS, the Company and Employee desire to amend certain provisions of the Employment Agreement;

NOW THEREFORE, in consideration of the promises and mutual covenants set forth herein, the parties hereto hereby agree to amend the Employment Agreement as follows:

A. Capitalized terms not otherwise defined herein shall have the same meanings as in the Employment Agreement.

B. Paragraph 4.1 of the Employment Agreement is deleted in its entirety and now reads as follows:

"4.1 Employee's employment under this Agreement shall begin on May 2, 2019 for an initial period of 60 months, renewable automatically for 36-month periods; unless the Company or the Employee gives a written notification with at least 90 days prior to the termination date of the initial 36-month period, expressing their intention to not renew the employment agreement. Upon expiration of the Term without renewal, the relationship between the parties will be at will but all other provisions of this Agreement shall be applicable. This agreement may be terminated by either Employee or Company for cause or willful or gross negligence by either party. The Board of Directors of the Company may at any time remove the Employee from his position of Chief Financial Officer, which removal shall not be deemed a termination of the Agreement. Notwithstanding anything to the contrary herein, if Employee is removed for cause or willful or gross negligence, then Employee will not be entitled to any compensation under the Company Employee Agreement Early Termination as described in the Schedule A, Paragraph 8. "

C. Paragraph 4 of Schedule A of the Employment Agreement is deleted in its entirety and now reads as follows:

"4. In case the monthly remuneration is not set in full on time, the Employee has the right to request to the Company convert any or all accrued salary into Company restricted common shares or Series A Preferred Stock (the "Series A Preferred shares"), by written notification to the Company in the attached Notice of Conversion or similar form of notice. For common shares, the amount of accrued salary to be converted into shares must be determined by considering the average price per share of the Company's common stock on the OTC Markets during the last 10 days and applying a discount of 25%." For Series A Preferred Shares, the amount of accrued salary to be converted into shares is the per share conversion price for common shares multiplied by ten US Dollars ($10). The Employee has a further right to convert any common shares under his control into Series A Preferred shares at any time at a rate of ten (10) common shares for each Series A Preferred share."

D. Paragraph 8 of Schedule A of the Employment Agreement is deleted in its entirety and now reads as follows:

"8. COMPANY EMPLOYEE AGREEMENT EARLY TERMINATION, the Company shall provide the Employee with a severance of all the salary and additional compensation that the Employee would receive for the remainder of the 60 month term or 36 month term as it applies."

E. Paragraph 9 of Schedule A of the Employment Agreement is included as follows:

"9. Employee shall be entitled to a bonus of 200,000 shares of common stock each quarter."

F. In all other respects, the remaining terms, covenants, conditions and provisions of the Employment Agreement shall continue in full force and effect to the extent provided in the Employment Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

IQSTEL, INC.

By ______________________

By: Leandro Iglesias

Its: CEO

EMPLOYEE:

____

Alvaro Quintana Cardona

NOTICE OF CONVERSION

As provided below, the undersigned, pursuant to the Employment Agreement with iQSTEL, Inc. dated May 16, 2020 and as amended on October __, 2020, hereby irrevocably elects to convert the below amounts of accrued salary into shares of the Company's capital stock as follows:

$____________________ into shares of common stock; and

$____________________ into shares of Series A Preferred Stock.

Box checked as to applicable instructions:

[ ] The undersigned hereby requests that the Company issue a certificate or certificates for the number of shares of Common Stock or Series A Preferred Stock, as the case may be, set forth below (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name: ______________________

Address: ____________________

____

Date of Conversion:	______________________
Applicable Conversion Rate:	Common Stock per share: $_______________
	Series A Preferred Stock per share: $________
Amount of Capital Stock:	___________ shares of Common Stock
	___________ shares of Series A Preferred Stock

By:________________________________

Name: ______________________________

Date: _______________________________